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As filed with the Securities and Exchange Commission on May 27, 2004

Registration No. 333-91368

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CIBER, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	38-2046833 (I.R.S. Employer Identification No.)

5251 DTC Parkway
Suite 1400
Greenwood Village, Colorado 80111
(303) 220-0100
(Address of principal executive offices)

CIBER, INC. EQUITY INCENTIVE PLAN
CIBER, INC. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
(Full title of plans)

With copies to:

Mac J. Slingerlend
Chief Executive Officer
5251 DTC Parkway, Suite 1400
Greenwood Village, Colorado 80111
(303) 220-0100
(Name, address, including zip code, and telephone number, including area code, of agent for service)	Paul Hilton, Esq. Hogan & Hartson L.L.P. One Tabor Center, Suite 1500 1200 Seventeenth Street Denver, Colorado 80202 (303) 899-7300

DEREGISTRATION OF SECURITIES

        This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-91368 (the "Registration Statement"), is being filed to deregister certain shares of common stock, par value $0.01 per share (the "Common Stock") of CIBER, Inc. (the "Company") that were registered for issuance pursuant to the CIBER, Inc. Employee Stock Purchase Plan (the "ESPP"), the CIBER, Inc. Equity Incentive Plan (the "Incentive Plan") and the CIBER, Inc. Non-Employee Directors' Stock Option Plan (the "Directors' Plan") on June 27, 2002. The Registration Statement registered 2,000,000 shares of Common Stock issuable under the ESPP, 3,000,000 shares of Common Stock issuable under the Incentive Plan and 100,000 shares of Common Stock issuable under the Directors' Plan. Each of the Incentive Plan and the Directors' Plan expired on January 31, 2004, leaving, respectively, 2,227,582 shares and 79,666 shares unissued. The Registration Statement is hereby amended to deregister a total of 2,307,248 unissued shares, registered for issuance pursuant to the Incentive Plan and the Directors' Plan. It is the Company's intention that the registration of the 2,000,000 shares issuable pursuant to the ESPP remain effective.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Post-Effective Amendment No. 1 on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on May 27, 2004.

CIBER, INC.
By:	/s/ MAC J. SLINGERLEND Mac J. Slingerlend President and Chief Executive Officer

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        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the indicated capacities on the 27th day of May, 2004.

Signature	Title

* Bobby G. Stevenson	Chairman and Director
/s/ MAC J. SLINGERLEND Mac J. Slingerlend	President/Chief Executive Officer/Secretary and Director (Principal Executive Officer)
/s/ DAVID G. DURHAM David G. Durham	Senior Vice President/Chief Financial Officer and Treasurer (Principal Financial Officer)
* Christopher L. Loffredo	Vice President/Chief Accounting Officer (Principal Accounting Officer)
* James A. Rutherford	Director
* Archibald J. McGill	Director
* James C. Spira	Director
* George A. Sissel	Director
* Peter H. Cheesbrough	Director
*By:	/s/ MAC J. SLINGERLEND Mac J. Slingerlend Attorney-in-fact

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EXHIBIT INDEX

Exhibit No.	Description
*5.1	Opinion of Brobeck Phleger & Harrison LLP.
*23.1	Consent of Brobeck Phleger & Harrison LLP (included in Exhibit 5.1).
*23.2	Consent of KPMG LLP.
*24.1	Power of Attorney (contained in the signature page of Registration Statement).

*
Previously filed on Registration Statement on Form S-8, Registration No. 333-91368, dated June 27, 2002.

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DEREGISTRATION OF SECURITIES
SIGNATURES
EXHIBIT INDEX